UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number 1-3952

Date of Report (date of earliest event reported):  March 3, 2009

SIBONEY CORPORATION
(Exact name of registrant as specified in its charter)

MARYLAND	1-3952	73-0629975
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification No.)
incorporation or organization)

325 NORTH KIRKWOOD ROAD, SUITE 300		63122
P.O. BOX 221029		(Zip Code)
ST. LOUIS, MISSOURI
(Address of principal executive offices)

(314) 822-3163
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 20, 2009, Siboney Corporation (the “Registrant”) and its Siboney Learning Group, Inc. subsidiary (“SLG”) entered into an Agreement and Release with Southwest Bank, an M & I Bank, under which the Registrant and SLG consented to and agreed to facilitate the sale of substantially all of the assets of SLG for the benefit of the bank to an affiliate of Educational Options, Inc., a privately-held educational software company based in Virginia (“EdOptions”).

The transaction resulted in the full satisfaction of the Registrant’s senior secured bank loans in the aggregate amount of $1,945,057.  EdOptions also agreed with the bank to assume certain trade liabilities of SLG and to pay or reimburse the Registrant for $130,000 in expenses incurred by the Registrant to facilitate an orderly transaction, which expenses primarily consisted of attorney and investment banker fees. The bank agreed to fully release the Registrant and SLG from all obligations, claims and causes of action under its bank credit agreement upon consummation of the sale and the bank’s receipt of the proceeds.

As a result of the transaction, the Registrant has no operating businesses.  Its assets consist primarily of its subsidiaries’ interests in coal and oil and gas properties which heretofore have not been considered material, and cash of approximately $262,684.40.  The Registrant continues to have certain liabilities, including secured debt payable to certain of its directors in the current principal amount of $244,385.96.  The Registrant’s Board is considering plans for the future of the Registrant, but at this time, it does not appear that the realizable value of its assets exceed the amount of its liabilities.  Accordingly, it is doubtful the Registrant will continue as a going concern.

The Agreement and Release is attached to this Form 8-K as Exhibit 99.1 and is hereby incorporated by reference under this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure set forth under Item 1.01 of this Form 8-K is hereby incorporated by reference under this Item 2.01.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The Registrant and SLG received a Notice of Default from Southwest Bank dated March 3, 2009 notifying the Registrant and SLG that they were in default under credit agreements with the bank because they did not comply with the financial covenants specified therein which are measured at the end of each quarter.  As of March 20, 2009, the Registrant and SLG owed $1,945,057 in outstanding principal and interest to the bank.

Item 9.01	Financial Statements and Exhibits.

(d)           The following exhibits are filed as part of this report:

Exhibit	Description

99.1	Agreement and Release among Siboney Corporation, Siboney Learning Group, Inc. and Southwest Bank dated March 20, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 23, 2009

SIBONEY CORPORATION

By: /s/ Timothy J. Tegeler
Timothy J. Tegeler
Chief Executive Officer

INDEX OF EXHIBITS

Exhibit	Description
99.1	Agreement and Release among Siboney Corporation, Siboney Learning Group, Inc. and Southwest Bank dated March 20, 2009